Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2014, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-184761) and related Prospectus of Tengion, Inc. for the registration of 592,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 7, 2014